SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-A/A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


                     Infinity Broadcasting Corporation
         ---------------------------------------------------------
           (Exact name of registrant as specified in its charter)


    Delaware                                         13-4030071
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(State of incorporation or organization)(I.R.S. Employer Identification No.)


40 West 57th Street, New York, New York                      10019
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(Address of principal executive offices)                  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class               Name of each exchange on which
     to be so registered               each class is to be registered


 Class A Common Stock, par value $.01              New York Stock Exchange
       per share

 ......................................   ....................................

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. | |

     Securities Act registration statement file number to which this Form relates: 333-63727 (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act:

                                   None.
         ----------------------------------------------------------
                              (Title of Class)

         ----------------------------------------------------------
                              (Title of Class)

               INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.

          A description of the shares of Class A Common Stock, par value $.01 per share, of Infinity Broadcasting Corporation, a Delaware corporation (the "Company"), will be set forth under the heading "Description of Capital Stock" in the prospectus to be filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus constitutes a part of the Company's Registration Statement on Form S-1 (Registration No. 333-63727). Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.


Item 2.   Exhibits.

          Not applicable.

                                 SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     INFINITY BROADCASTING CORPORATION,

                                     by
                                         /s/ MEL KARMAZIN
                                         ------------------------------
                                         Name:   Mel Karmazin
                                         Title:  Chairman, President and
                                                 Chief Executive Officer
                                                 and Director


Date:  November 5, 1998